As filed with the Securities and Exchange Commission on July 22, 2025

Registration Statement No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-0708398
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826

(Address of Principal Executive Offices including Zip Code)

2018 STOCK AND INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Albert Miranda

Chief Financial Officer

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Name and address of agent for service)

(407) 382-4003

(Telephone Number, including area code, of agent for service)

Copy to:

Jeffrey E. Decker, Esq.

Suzanne Hanselman, Esq.

Baker & Hostetler LLP

200 S. Orange Avenue, Suite 2300

Orlando, Florida 32801

(407) 649-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark, if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by LightPath Technologies, Inc. (the “Company” or the “Registrant”) relating to up to an aggregate of 7,750,870 shares of its Class A common stock, par value $0.01 per share (“Common Stock”) consisting of: (a) 1,650,870 shares of Common Stock issuable pursuant to the 2018 Stock and Incentive Compensation Plan (the “2018 SICP”), (b) 2,100,000 shares of Common Stock issuable pursuant to an amendment to the Amended and Restated Omnibus Incentive Plan (the “Omnibus Amendment”) and (c) 4,000,000 shares of Common Stock issuable pursuant to Amendment No. 1 to the 2018 SICP (the “SICP Amendment”). The 2018 SICP, Omnibus Amendment and SICP Amendment were approved by the Company’s stockholders on November 15, 2018, November 17, 2022 and June 16, 2025, respectively.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, of Form S-8 will be delivered to the participants of the 2018 SICP in accordance with this Registration Statement on Form S-8 and Rule 428 of the Securities Act. Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

We are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Commission. We incorporate by reference into this Registration Statement the documents listed below:

•	Our Annual Report on Form 10-K for the year ended June 30, 2024, filed with the SEC on September 19, 2024;

•

Our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2024, filed with the SEC on November 7, 2024, the quarterly period ended December 31, 2024, filed with the SEC on February 13, 2025 and the quarterly period ended March 31, 2025, filed with the SEC on May 20, 2025;

•

Our Current Reports on Form 8-K (other than information furnished rather than filed pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit), filed with the SEC on August 12, 2024, November 15, 2024, November 22, 2024, January 14, 2025, February 13, 2025, February 21, 2025 (as amended by that Current Report on Form 8-K/A filed on May 2, 2025) and June 20, 2025;

•

The description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed on September 19, 2024, including any amendment or report filed for the purpose of updating the description.

•

all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s Certificate of Incorporation, as amended (the “Charter”) provides that the personal liability of each member of the Company’s Board of Directors or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. Specifically, Article TENTH of the Charter provides as follows:

TENTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 174 of the DGCL. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

In addition, Article 7 of the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), provides, in summary, that the Company is required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit, action or proceeding by reason that such person is or was an officer, director, employee or agent of the Company. Indemnification is against all liability and loss suffered and expenses reasonably incurred. Unless required by law, no such indemnification is required by the Company of any person initiating such suit, action or proceeding without board authorization or unless the proceeding relates to the enforcement of the Registrant’s indemnification obligations. Expenses are payable in advance if the indemnified party agrees to repay the amount if he is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any other rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.	Exemption From Registration Claimed.

Not applicable.

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Item 8.	EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document

*4.1

Certificate of Incorporation of Registrant, filed June 15, 1992 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.2

Certificate of Amendment to Certificate of Incorporation of Registrant, filed October 2, 1995 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.3

Certificate of Designations of Class A common stock and Class E-1 common stock, Class E-2 common stock, and Class E-3 common stock of Registrant, filed November 9, 1995 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.4

Certificate of Amendment of Certificate of Incorporation of Registrant, filed November 12, 1997 with the Secretary of State of Delaware (filed as Exhibit 3.1 to our Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 1997 and incorporated herein by reference).

*4.5

Certificate of Amendment of Certificate of Incorporation of Registrant, filed February 28, 2003 with the Secretary of State of Delaware (filed as Appendix A to our Proxy Statement filed with the Securities and Exchange Commission on January 24, 2003 and incorporated herein by reference).

*4.6

Certificate of Amendment of Certificate of Incorporation of Registrant, filed March 1, 2016 with the Secretary of State of Delaware (filed as Exhibit 3.1.11 to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2016 and incorporated herein by reference).

*4.7

Certificate of Amendment of Certificate of Incorporation of Registrant, filed October 30, 2017 with the Secretary of State of Delaware (filed as Exhibit 3.1.12 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2017 and incorporated herein by reference).

*4.8

Certificate of Amendment of Certificate of Designations of Class A Common Stock and Class E-1 Common Stock, Class E-2 Common Stock, and Class E-3 Common Stock of Registrant, filed October 30, 2017 with the Secretary of State of Delaware (filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2017, and incorporated herein by reference).

*4.9	Second Amended and Restated Bylaws (filed as Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2021 and incorporated herein by reference).
*4.10

Certificate of Amendment of Certificate of Incorporation of Registrant, filed February 5, 2024 with the Secretary of State of Delaware (filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2025and incorporated herein by reference).

*4.11

Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, as amended (filed as Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2017 and incorporated herein by reference).

*4.12	2018 Stock and Incentive Compensation Plan (filed as Exhibit 10.1of the registrant’s Current Report on Form 8-K, filed November 8, 2018, and incorporated herein by reference).
*4.13

Amendment No. 1 to the 2018 Stock and Incentive Compensation Plan (filed as Appendix A of the registrant’s Definitive Proxy Statement on Schedule 14A, filed May 2, 2025, and incorporated herein by reference).

*4.14	2025 Employee Stock Purchase Plan (filed as Appendix B of the registrant’s Definitive Proxy Statement on Schedule 14A, filed May 2, 2025, and incorporated herein by reference).
5.1	Legal Opinion of Baker & Hostetler LLP, counsel to the Company.
23.1	Consent of MSL, P.A., independent public accounting firm.
23.2	Consent of Elliott Davis, PLLC, independent public accounting firm.
23.3	Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).
107	Filing Fee Table.

*Previously filed.

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Item 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(a)(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 22nd day of July, 2025.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ Shmuel Rubin
Shmuel Rubin
President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Shmuel Rubin as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Shmuel Rubin	President, Chief Executive Officer and Director	July 17, 2025
Shmuel Rubin	(Principal Executive Officer)

/s/ Albert Miranda	Chief Financial Officer	July 17, 2025
Albert Miranda	(Principal Financial and Accounting Officer)

/s/ M. Scott Faris	Director, Chair of the Board	July 17, 2025
M. Scott Faris

/s/ Kim Crider	Director	July 21, 2025
Kim Crider

/s/ S. Eric Creviston	Director	July 17, 2025
S. Eric Creviston

/s/ Thomas Ellis	Director	July 17, 2025
Thomas Ellis

/s/ Joseph Menaker	Director	July 17, 2025
Joseph Menaker

/s/ Darcie Peck	Director	July 18, 2025
Darcie Peck

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